Exhibit 10.16

NOTES AMENDMENT AGREEMENT

NOTES AMENDMENT AGREEMENT (this “Amendment”), dated effective as of October 29, 2021 (the “Amendment Effective Date”), by and between SPINAL STABILIZATION TECHNOLOGIES, LLC, a Texas limited liability company (the “Company”), and the Convertible Noteholders party hereto, being Convertible Noteholders holding a majority-in-interest of the total principal amount of all Existing Notes now outstanding (the “Requisite Noteholders”).

W I T N E S S E T H:

WHEREAS, the Company has issued and sold $3.5 Million aggregate principal convertible promissory notes due November 30, 2021 (the “Existing Notes”); and

WHEREAS, the Company desires to issue and sell an additional $5.0 Million aggregate principal convertible promissory notes due December 31, 2022 (the “New Notes”); and

WHEREAS, pursuant to Section 7 of the Existing Notes, the Existing Notes may be amended with the written consent of the Company and the Requisite Noteholders; and

WHEREAS, in connection with the issuance and sale of the New Notes, the Company and the Requisite Noteholders desire to amend the Existing Notes to extend the maturity thereof and to make certain other amendments thereto as provided herein.

NOW, THEREFORE, the patties hereto hereby agree as follows:

Article 1
Definitions

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Existing Notes.

Article 2
Amendments

The Existing Notes are hereby amended as follows:

Section 2.1. The Maturity Date set forth in Section 2(a) of the Existing Notes is hereby amended and extended to December 31, 2022.

Section 2.2. The issuance and sale of the New Notes shall not in any event constitute a “Qualified Financing” under the Existing Notes.

Section 2.3. The New Notes shall be deemed to be “Convertible Notes” for all purposes under the Existing Notes; provided, however, that for the purposes of the definition of “Pro Rata Share” set forth in Section 3(11) of the Existing Notes, the New Notes provide that all interest accrued on the Existing Notes as of the date of the New Notes shall be deemed to be part of the original principal amount of such Existing Notes.

Article 3
Representation and Warranties.

After giving effect to the amendments contained herein, on the Amendment Effective Date the Company hereby confirms that: (a) this Amendment has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms; and (b) no Default has occurred and is continuing under the Existing Notes.

Article 4
Miscellaneous

Section 4.1. Continuing Effect: No Other Amendments or Waivers. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Existing Notes except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Company that would require an amendment, waiver or consent of the Requisite Noteholders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Existing Notes are and shall remain in full force and effect in accordance with their terms. Upon execution by the Company and the Requisite Noteholders, this Amendment shall be binding on the Company and each holder of the Existing Notes, and each transferee of any of the Existing Notes.

Section 4.2. Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 4.3. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

Section 4.4. Reaffirmation. The Company hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, the covenants and agreements contained in each of the Existing Notes as amended hereby.

Section 4.5. On and after the Amendment Effective Date, each reference in the Existing Notes to “this Note,” “hereunder,” “hereof” or words of like import referring the Existing Notes, and each reference in the New Notes to “the Existing Notes,” “thereunder,” “thereof” or words of like import referring to the Existing Notes, shall mean and be a reference to the Existing Notes, as amended by this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

COMPANY:

SPINAL STABILIZATION TECHNOLOGIES, LLC, a Texas limited liability company

By:
Name:	Mark Novotny
Its:	President

(Company Signature Page to Notes Amendment Agreement)

Convertible Noteholders:

Signature of Authorized Agent of Convertible Noteholder

Printed Name of Authorized Agent of Convertible Noteholder

Printed Name of Legal Entity of Convertible Noteholder

[Convertible Noteholder Signature Page to Notes Amendment Agreement]

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